Exhibit 3.117

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
OHI OF KENTUCKY, INC.

          1.          The name of the corporation is OHI of Kentucky, Inc. (hereinafter the “Corporation”).

          2.          The Corporation hereby amends Article Second of its Articles of Incorporation by deleting said Article in its entirety and inserting in lieu thereof the following new Article Second:

          “SECOND: The name of the Corporation is OHI Tennessee, Inc.”

          3.          All other provisions of the Articles of Incorporation of ,the corporation shall remain in full force and effect.

RECEIVED

2010 [ILLEGIBLE] 22 [ILLEGIBLE]

DEPARTMENT
OF ASSESSMENTS
& TAXATION

          4.          The foregoing amendment was adopted on March 22, 2010, by joint written consent of the sole director and sole shareholder of the Corporation.

          We, the undersigned President and Secretary of the Corporation, swear under penalties of perjury that the foregoing is a corporate act.

/s/ Taylor Pickett
C. Taylor Pickett President

/s/ Daniel J. Booth
Daniel J. Booth Secretary

#6048919

This Form is Used by Entity. The Fee is $10.00.

RESOLUTION TO CHANGE PRINCIPAL OFFICE OR RESIDENT AGENT

The directors/stockholders/general partner/authorized person of

OHI of Kentucky, Inc.
(Name of Entity)

organized under the laws of Maryland , passes the following resolution:
(State)

[CHECK APPLICABLE BOX(ES)]

☐ The principal office is changed from: (old address)

to: (new address)

☒ The name and address of the resident agent is changed from: [ILLEGIBLE]
Corporation Service Company

11 E. Chase Street Baltimore, MD 21207

to:
THE CORPORATION TRUST INCORPORATED

300 East Lombard street, Baltimore, Maryland 21202

I certify under penalties of perjury the foregoing is true.

/s/ Michael E. Jones
Secretary of Assistant Secretary
General Partner
Authorized Person
Michael E. Jones, Vice President

I hereby consent to my designation in this document as resident agent for this entity.

THE CORPORATION TRUST INCORPORATED
SIGNED	[ILLEGIBLE]
Resident Agent
Linda [ILLEGIBLE] Asst. Sec.

Mail to: State Department of Assessments & Taxation, 301 W. Preston Street, Room 801, [ILLEGIBLE], MD 21201

[ILLEGIBLE]

ARTICLES OF INCORPORATION
OF
OHI OF KENTUCKY, INC.

THE UNDERSIGNED, being a natural person and acting as incorporator, does hereby adopt the following Articles of Incorporation for the purpose of forming a business corporation in the State of Maryland, pursuant to the provisions of he Maryland General Corporation Law.

FIRST: The name of the incorporator is Stuart D. Logan, his address is 1577 North Woodward Avenue, Suite 300, Bloomfield Hills, Oakland County, Michigan 48304-2820, he is at least eighteen years of age and he is forming the corporation named in those Articles of Incorporation under the general laws of the State of Maryland, to wit, the Maryland General Corporation Law.

SECOND: The name of the corporation is OHI of Kentucky, Inc.

THIRD: The corporation is formed to: (a) own, operate and eventually dispose of, facilities for the provision of nursing care, physical therapy, assisted living and related services, as well as [ILLEGIBLE] engage in all other lawful activities related to, and in furtherance of, this purpose, (b) purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use, and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated, (c) engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, rnortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity, (d) carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign Contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof, (e) apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to (i) inventions, devices, formulae, processes, and any improvements and modifications thereof, (ii) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto, (iii) franchises, licenses, grants, and concessions, and (f) have all of the powers conferred upon corporations organized under the provisions of the Maryland General Corporation Law.

FOURTH: The address of the principal office of the corporation with the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202.

FIFTH: The name and the address of the resident agent of the corporation within the State of Maryland, are CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore City, Maryland 21202.

SIXTH: The total number of shares of stock which the corporation has authority to issue is Five Thousand, all of which are without par value and are designated as Common Stock. The Board of Directors of the corporation is authorized, from time to time, to issue any additional stock or convertible securities of the corporation without the approval of the holders of outstanding stock. Provisions, if any, governing the restriction on the transferability of any of the shares of stock of the corporation may be set forth in the bylaws of the corporation or in any agreement or agreements duly entered into. To the extent permitted by Section 2-104(b)(5) of the Maryland General Corporation Law, notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of at least a majority of the aggregate number of votes entitled to be cast thereon.

SEVENTH: The number of directors of the corporation, until such number shall be changed by the bylaws of the corporation, is one. The name of the individual who will serve as director of the corporation until his successor(s) is (are) elected and qualify are it Essel W. Bailey. The initial bylaws of the corporation shall be adopted by the initial directors. Thereafter, the power to adopt, alter, and repeal the bylaws of the corporation shall be vested in the Board of Directors of the corporation. The liability of the directors of the corporation is limited to the fullest extent permitted by the provisions of Section 2-405.2 of the Maryland General Corporation Law, as the same may be amended and supplemented. The corporation shall, to the fullest extent permitted by the

Maryland General Corporation Law, as the same may be amended and supplemented, and, without limiting the generality of the foregoing, in accordance with Section 2-418 of said Maryland General Corporation Law, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Corporation Law.

EIGHTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the Maryland General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and any contract rights at any time conferred upon the stockholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.

Dated: October 26 1999

/s/ Stuart D. Logan
Stuart D. Logan, Incorporator

          I hereby consent to my designation in this document as resident agent for this corporation.

CSC Lawyers Incorporating Service Company

Signed by:
, Authorized Representative

I hereby consent to my designation in this document as resident agent for this corporation.

CSC-Lawyers Incorporating Service Company

Signed by:	/s/ [ILLEGIBLE]
Resident Agent